                                                                                 Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 131 to Registration Statement No. 2-17613 on Form N-1A of Ivy Funds of our report dated May 18, 2004 appearing in the Annual Report to Shareholders of Balanced Fund, Bond Fund, Cundill Global Value Fund, Dividend Income Fund, European Opportunities Fund, Global Natural Resources Fund, International Fund, International Balanced Fund, International Value Fund, Mortgage Securities Fund, Pacific Opportunities Fund, Real Estate Securities Fund, Small Cap Value Fund, and Value Fund, comprising Ivy Funds, for the fiscal period ended March 31, 2004 in the Statements of Additional Information, which are part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

July 27, 2004